Calculation of Filing Fee Tables
F-10
FAIRFAX FINANCIAL HOLDINGS LTD/ CAN
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	1	Debt	5.750% Senior Notes due 2035	457(o)	500,000,000		$ 500,000,000.00	0.0001381	$ 69,050.00
Fees to be Paid	2	Debt	6.500% Senior Notes due 2055	457(o)	400,000,000		$ 400,000,000.00	0.0001381	$ 55,240.00
Fees Previously Paid
			Total Offering Amounts:				$ 900,000,000.00		$ 124,290.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 124,290.00
Offering Note
[1]	The notes being registered are offered (i) in exchange for 5.750% Senior Notes due 2035 previously sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and (ii) upon certain resales of the notes by broker-dealers.

[2]	The notes being registered are offered (i) in exchange for 6.500% Senior Notes due 2055 previously sold in a transaction exempt from registration under the Securities Act and (ii) upon certain resales of the notes by broker-dealers.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A